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                                                                  Exhibit (n)(i)

[Sutherland Asbill & Brennan LLP]



                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 8 to the Registration Statement on Form N-6 for Zenith Survivorship Life 2002, issued through the New England Variable Life Separate Account (File No. 333-89409). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              SUTHERLAND ASBILL & BRENNAN LLP



                                   By: /s/ Stephen E. Roth
                                       -------------------------------------
                                       Stephen E. Roth

Washington, D.C.
September 5, 2003